EXHIBIT 10.79

PROMISSORY NOTE

$150,000	Orange County, California
December 1, 2010

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation (referred to herein as the “Company”), hereby unconditionally promises to pay to the order of Greggory Haugen, his endorsees, successors and assigns (the “Lender”), in lawful money of the United States, at 3320 Fox Street, Orono, MN  55346 or such other address as the Lender may from time to time designate, the principal sum of One Hundred Fifty Thousand Dollars ($150,000) together with accrued interest thereon as provided herein.

1.           Terms of Repayment.

a.           Upon the execution and delivery of this Note, the Lender shall disburse to the Company the sum of $150,000, which is the principal amount, in accordance with the wire instructions set forth on Exhibit A. All amounts of unpaid principal and accrued interest outstanding under this Note shall mature and become due and payable in full on the earlier of (i) May 31, 2011 (ii) receipt by the Company of the proceeds from the sale of securities in an aggregate amount of at least $2,000,000, or (iii) the closing by the Company of a credit facility for the benefit of the Company in the amount of at least $2,000,000, subject to any prior payment required by this Note.  The amounts due hereunder may be prepaid in whole or in part at any time without premium or penalty.

2.           Interest Rate.  This Note shall accrue interest on the unpaid principal balance from the date of this Note until paid at a rate of ten percent (10%) per annum (the “Interest Rate”).  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Events of Default.  If any of the events of default specified in this Section (each an “Event of Default”) shall occur, Lender may, so long as such condition continues, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company, and thereupon this Note and any other obligations of the Company to the Lender, shall become due immediately, without demand or notice:

a.           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.           Filing of bankruptcy proceedings involving the Company;

c.           Default by the Company under any loan or other credit facility secured by all or substantially all of the assets of the Company; or

d.           Any demand for payment by Lender under the terms of any guaranty by Lender of obligations of the Company.

4.           Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Lender.

5.           Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

6.           Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	Location Based Technologies, Inc.
38 Discovery – 150
Irvine, CA 92618
Facsimile Number: (714) 200-0287
If to Lender:	E-mail: joseph@pocketfinder.com Greggory S. Haugen 3320 Fox Street Orono, MN 55356 Email: gregg.haugen@gmail.com or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

7.           Miscellaneous Provisions.

a.           No provision of this Note may be waived, amended, discharged, modified, changed, or terminated except upon the written consent of the Company and Lender.  Neither the failure on the part of the Lender in exercising any right or remedy, nor any single or partial exercise of any other right or remedy, shall operate as a waiver.  The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options hereunder at that time or at any subsequent time.

b.           The Company hereby waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

c.           The Company agrees to reimburse the Lender upon written demand for all reasonable attorneys’ fees and legal expenses incurred in connection with the Lender’s enforcement of the obligations of the Company hereunder.  The obligations of the Company under this Section 9(c) shall survive any termination of this Note.

d.           The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

e.           This Promissory Note constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Lender and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first set forth above.

Company:

LOCATION BASED TECHNOLGIES, INC.

By:	By:
David M. Morse	Joseph F. Scalisi
CEO & Chairman	CDO & Co-President

Date: December 1, 2010	Date: December 1, 2010

Lender:

By: ______________________________________

Printed Name: Mr. Greggory Haugen

Date: December 1, 2010

[Signature Page to $150,000 Promissory Note dated December 1, 2010]

Exhibit A

Deposit Instructions

Bank of America
ABA 026009593
19601 Yorba Linda Blvd.
Yorba Linda, CA 92886
Telephone: 714.524.4624

Account Name: Location Based Technologies, Inc.
Account Number: 21558-40970
Company Address: 38 Discovery – Suite 150, Irvine, CA 92618
Company Telephone: 949-788-0848